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                                                                    EXHIBIT 23.2

              INDEPENDENT AUDITOR'S CONSENT AND REPORT ON SCHEDULE

To the Board of Directors of
Anchor Gaming and Subsidiaries:


    We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-34755 of Anchor Gaming and Subsidiaries (the 'Company') on Form S-3 of our report dated August 1, 1997, appearing in the Prospectus, which is a part of this Registration Statement, and to the use of our report dated August 1, 1996 incorporated by reference in this Form S-3 and to the references to us under the heading 'Experts' in such Prospectus.


    Our audits of the consolidated financial statements referred to in our aforementioned report also included the consolidated financial statement schedule of the Company listed in Item 16(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP


Las Vegas, Nevada
September 16, 1997